1 Third Quarter 2017 Earnings Conference Call October 25, 2017

2 Forward-Looking Statements: This presentation contains statements that are based on management’s beliefs, assumptions, current expectations, estimates, and projections about BOK Financial Corporation, the financial services industry, and the economy generally. These remarks constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates”, “believes”, “estimates”, “expects”, “forecasts”, “plans”, “projects”, variations of such words, and similar expressions are intended to identify such forward-looking statements. Management judgments relating to, and discussion of the provision and allowance for credit losses involve judgments as to future events and are inherently forward-looking statements. Assessments that BOK Financial’s acquisitions and other growth endeavors will be profitable are necessary statements of belief as to the outcome of future events, based in part on information provided by others which BOKF has not independently verified. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what is expressed, implied or forecasted in such forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to, changes in interest rates and interest rate relationships, demand for products and services, the degree of competition by traditional and non-traditional competitors, changes in banking regulations, tax laws, prices, levies, and assessments, the impact of technological advances, and trends in customer behavior as well as their ability to repay loans. For a discussion of risk factors that may cause actual results to differ from expectations, please refer to BOK Financial Corporation’s most recent annual and quarterly reports. BOK Financial Corporation and its affiliates undertake no obligation to update, amend, or clarify forward-looking statements, whether as a result of new information, future events, or otherwise. Non-GAAP Financial Measures: This presentation may refer to non-GAAP financial measures. Additional information on these financial measures is available in BOK Financial’s 10-Q and 10-K filings with the Securities and Exchange Commission which can be accessed at www.BOKF.com. All data is presented as of September 30, 2017 unless otherwise noted.

3 Steven G. Bradshaw Chief Executive Officer

Third Quarter Summary:

BOK FINANCIAL



Net Income
$74.3
$50.0
$88.4
$88.1
$85.6
$1.13
$0.76
$1.35
$1.35
$1.31
3Q16
4Q16
1Q17
2Q17
3Q17
Net income attributable to shareholders
Net income per share - diluted

	Q3 2017	Q2 2017	Q3 2016
Diluted EPS	$1.31	$1.35	$1.13
Net income before taxes ($M)	$128.2	$136.6	$107.1
Net income attributable to BOKF shareholders ($M)	$85.6	$88.1	$74.3

- Noteworthy items impacting Q3 profitability:
  - Continued net interest margin improvement and higher associated net interest income
  - No loan loss provision for fourth consecutive quarter – continued strong credit environment and sound BOKF credit culture and credit underwriting
  - Record performance from Wealth Management: total revenue up 10% and net income up 70% year-to-date.
  - Weaker than expected results from Mortgage Banking, due to lower production volume and gain on sale margins as well as a sequential change in pipeline hedging results
  - Unusual expense items total $11.8 million and include $5.9 million in performance based incentive accruals to reflect updated earnings performance and equity vesting assumptions; $4.7 million in OREO expense for write-down of an energy property set; and a $2.4 million pretax impact related to natural disasters during the quarter.

4

5 Additional Details ($B) Q3 2017 Quarterly Growth Annualized Quarterly Growth Year over Year Growth Period-End Loans $17.2 0.1% 0.5% 4.5% Average Loans $17.3 0.8% 3.0% 4.9% Fiduciary Assets $45.2 0.2% 0.78% 8.1% Assets Under Management or in Custody $77.7 (0.2%) (0.8%) 3.2% • Commercial real estate and energy pay-downs at quarter-end negatively impacted loan growth. • Strong loan growth from Commercial and Industrial as well as Private Banking

6 Steven Nell Chief Financial Officer Financial Overview

7 Net Interest Revenue Net Interest Margin ($mil) Q3 2017 Q2 2017 Q1 2016 Q4 2016 Q3 2016 Net Interest Revenue $218.5 $205.2 $201.2 $194.2 $187.8 Provision For Credit Losses $ -- $ -- $ -- $ -- $10.00 Net Interest Revenue After Provision $218.5 $205.2 $201.2 $194.2 $177.8 Net Interest Margin 3.01% 2.89% 2.81% 2.69% 2.64% Add Back: Dilution due to FHLB/Fed Trade 0.13% 0.13% 0.13% 0.12% 0.12% Normalized Net Interest Margin 3.14% 3.02% 2.94% 2.81% 2.76% • Yield on investment securities up 10 basis points • Nonaccrual interest recoveries of $4.7 million during the quarter • Interest recoveries positively impacted NIM by 6 basis points during the quarter • Loan yields up 28 basis points (11 basis points due to interest recoveries) • Modest 5 basis point increase in deposit costs

8 Fees and Commissions Revenue, $mil Change: Q3 17 Quarterly, Sequential Quarterly, Year over Year Trailing 12 Months Brokerage and Trading $33.2 4.4% (12.7%) (9.3%) Transaction Card 37.8 7.2% 11.5% 4.7% Fiduciary and Asset Management 40.7 (2.7%) 19.4% 17.8% Deposit Service Charges and Fees 23.2 (0.6%) (1.9%) 1.4% Mortgage Banking 24.9 (17.8%) (35.4%) (15.3%) Other Revenue 13.7 (8.8%) 4.5% 1.0% Total Fees and Commissions $173.5 (2.3%) (4.3%) (0.2%) Fee and commission revenue drivers: • Brokerage and trading up due to strong institutional brokerage and investment banking revenue, partially offset by lower retail brokerage and derivatives revenues. • Transaction card up primarily due to customer activity. • Fiduciary and asset management revenue down slightly due to non-recurrence of seasonal tax planning revenue. • Mortgage banking revenue decline due to lower production volume combined with sequential decrease in pipeline hedging results

9 Expenses ($mil) Q3 2017 Q2 2017 Q3 2016 %Incr. Seq. %Incr. YOY Personnel Expense $147.9 $143.7 $139.2 2.9% 6.2% Other Operating Expense $118.0 $107.1 $118.9 8.5% (2.2%) Total Operating Expense $265.9 $250.9 $258.1 5.3% 2.3% Personnel Expense: • Q3 2017 includes $5.9 million in performance based incentive accruals to reflect updated earnings performance and corresponding equity vesting assumptions as well as higher stock price. Other Operating Expense: • Q3 2017 includes $1.3 million* related to storm damage (Hurricane Harvey and August 2017 Tulsa tornado) and OREO write-down of $4.7 million related to repossessed energy property set. * NOTE: $1.1 million related to storm damage also included in Other Gains (Losses) on the income statement

10 Forecast and Assumptions Q4 / 2017 full year expectations:  Period end loan balances expected to be flat to up slightly from the third quarter  Available-for-sale securities portfolio expected to be relatively flat for balance of the year  Stable net interest margin in Q4 (excluding impact of interest recoveries)  Modest increase in net interest income  Revenue from fee-generating businesses flat to slightly down for the full year  Flat expenses for the full year compared to 2016 on a GAAP basis  No loan loss provision in Q4 Preliminary 2018 Expectations  Low-single-digit loan growth  Available-for-sale securities flat to slightly down  Modest growth in net interest margin (assuming one Fed rate hike in Q1 2018 and continued limited deposit pricing pressure)  Low-single-digit growth in net interest income  Revenue from fee generating businesses flat to slightly up for the year  Mid-single-digit expense growth  Loan loss provision guidance to be provided on Q4 call.

11 Stacy Kymes EVP-Corporate Banking

12  Healthy mid-single-digit annualized growth in C&I.  Paydowns accelerating in CRE as more borrowers are tapping the permanent markets.  Personal (Private Bank) continues to deliver strong growth. ($mil) Sept. 30 2017 June 30 2017 Seq. Loan Growth Energy $2,868.0 $2,847.2 0.7% Services 2,967.5 2,958.8 0.3% Healthcare 2,239.5 2,221.5 0.8% Wholesale/retail 1,658.1 1,543.7 7.4% Manufacturing 519.4 546.2 (4.9%) Other 543.4 520.6 4.4% Total C&I $10,795.9 $10,638.0 1.5% Commercial Real Estate 3,518.1 3,688.6 (4.6%) Residential Mortgage 1,945.8 1,939.2 0.3% Personal 947.0 917.9 3.2% Total Loans $17,206.8 $17,183.7 0.1% Loan Portfolio

13 Key Credit Quality Metrics $143.0 $132.5 $110.4 $124.0 $110.7 94.0 $98.5 $97.2 $98.5 $97.2 $237.0 $231.0 $207.6 $222.5 $207.9 $- $50.0 $100.0 $150.0 $200.0 $250.0 3Q16 4Q16 1Q17 2Q17 3Q17 Energy Non-Accruals Other Non-Accruals 1.56% 1.52% 1.52% 1.49% 1.47% 0.00% 0.50% 1.00% 1.50% 2.00% 3Q16 4Q16 1Q17 2Q17 3Q17 Combined Allowance for Credit Losses to Period End Loans 0.15% -0.03% -0.02% 0.04% 0.08% -0.50% 0.00% 0.50% 1.00% 1.50% 3Q16 4Q16 1Q17 2Q17 3Q17 Net charge offs (annualized) to average loans  No material signs of stress in any loan portfolio  Nonaccruals down 7% sequentially  Modest net charge-offs of 8 basis points  Appropriately reserved for any potential issues with a combined allowance of 1.47%, which is at or near the top of the peer group

14 Energy Lending Update At 9/30/17:  $5.6 billion commitments  $2.9 billion outstanding  E&P line utilization 55%  Q3 energy net chargeoffs $4.1 million  Sixth consecutive quarterly reduction in criticized/classified energy loan outstandings 20 year average gross loss rate on E&P loans (gross chargeoffs as a percent of period average loans) is 14.3 bps 83% 11% 6% Oil & Gas Producers Midstream & Other Energy Services

15 Steven G. Bradshaw Chief Executive Officer Closing Remarks

16 Question and Answer Session